UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SALESFORCE, INC. 415 MISSION STREET 3RD FLOOR SAN FRANCISCO, CA 94105 ATTN: INVESTOR RELATIONS D82496-P70529 Your Vote Counts! SALESFORCE, INC. 2022 Annual Meeting Deadline to Vote Prior to the Meeting: June 8, 2022 11:59 p.m. Eastern Time You invested in SALESFORCE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 9, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 26, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 9, 2022 8:00 a.m. Pacific Time Virtually at: www.virtualshareholdermeeting.com/CRM2022 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Marc Benioff	For
1b.	Bret Taylor	For
1c.	Laura Alber	For
1d.	Craig Conway	For
1e.	Parker Harris	For
1f.	Alan Hassenfeld	For
1g.	Neelie Kroes	For
1h.	Oscar Munoz	For
1i.	Sanford Robertson	For
1j.	John V. Roos	For
1k.	Robin Washington	For
1l.	Maynard Webb	For
1m.	Susan Wojcicki	For
2.	Amendment and restatement of our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance.	For
3.	Amendment and restatement of our 2004 Employee Stock Purchase Plan to increase the number of shares reserved for issuance.	For
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	For
5.	An advisory vote to approve the fiscal 2022 compensation of our named executive officers.	For
6.	A stockholder proposal requesting a policy to require the Chair of the Board of Directors be an independent member of the Board, if properly presented at the meeting.	Against
7.	A stockholder proposal requesting a racial equity audit, if properly presented at the meeting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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D82497-P70529